UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 17, 2008

WITS BASIN PRECIOUS MINERALS INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-12401	84-1236619
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN 55402
(Address of principal executive offices) (Zip Code)

(612) 349-5277
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2008, Wits Basin Precious Minerals Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with London Mining Plc (“London Mining”) setting forth the terms and conditions of London Mining’s subscription into a joint venture company to be created to hold the equity interests in China Global Mining Resources Ltd, a Hong Kong corporation which is currently a wholly owned subsidiary of the Company (“CGMR HK”). CGMR HK holds the rights to acquire the Nanjing Sudan Mining Co. Ltd. (“Sudan”) and Maanshan Xiaonanshan Mining Co. Ltd. (“XNS”), which are iron ore mining properties located in Jiangsu and Anhui Provinces of the People’s Republic of China (the “PRC”). The Subscription Agreement further requires, as a condition of London Mining’s subscription in the joint venture, the transfer to CGMR HK of its right to acquire the equity interest in Maanshan Zhao Yuan Mining Co. Ltd., which holds the Matang iron ore deposit and is located in the Anhui Province of the PRC (“Zhao Yuan”; and collectively with Sudan and XNS, the “PRC Properties”). This right is currently held by another wholly owned subsidiary of the Company. Pursuant to closing of the Subscription Agreement, in consideration of a subscription amount of $45 million, London Mining will obtain a 50% equity interest in the joint venture entity, which is contemplated to be incorporated under the laws of the British Virgin Islands (the “JV Co”). Under the terms of the Subscription Agreement, the parties anticipate that London Mining will have preferential rights with respect to return of capital and distributions until such time as an aggregate of $45 million is returned or distributed to London Mining. The terms of the preference rights and other governance terms will be established in a shareholders’ agreement to be entered into by the parties at the closing of the Subscription Agreement.

The closing of the Subscription Agreement is conditioned upon, and will occur contemporaneously with, the closing of the acquisitions of Sudan and XNS by CGMR HK, with a portion of the subscription amount being used toward the payment of purchase price for Sudan and XNS at closing. JV Co will assume certain obligations of CGMR HK and the Company, in an amount to be determined, relating to the acquisition of the PRC Properties, including expenses for due diligence, debt underlying the initial acquisition of the rights to acquire the PRC Properties, legal and investment banking expenses. A portion of these obligations will be paid at closing. Additionally, JV Co will at closing provide a loan to the Company, in an amount to be determined, to permit the Company to satisfy certain of its outstanding obligations, including partial payment of its loan from China Gold, LLC.

The closing of the Subscription Agreement is further subject to the satisfaction of a number of other conditions precedent, including, without limitation, the completion and satisfaction of due diligence by London Mining, the receipt of business licenses and all necessary mining permits and licenses for Sudan and XNS, the receipt of necessary government approvals in the PRC for the acquisition of Sudan and XNS, the restructuring of certain debt obligations and security interests relating to CGMR HK, and the formation of JV Co.

Attached hereto as Exhibit 99.1 is a press release filed by the Company on November 17, 2008 with respect to the Subscription Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Description

99.1 Press Release dated November 17, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WITS BASIN PRECIOUS MINERALS INC.

Date: November 21, 2008	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer